        Exhibit 32.2

I, Robert L. Cashman, Vice President, Secretary, Chief Financial Officer, of Service Team Inc.,  a Nevada corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The report on Form 10-K of Service Team Inc. (the "Registrant") for the fiscal year ended August 31, 2012 (the "Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2012

/s/ Robert L. Cashman
Name: Robert L. Cashman
Title:   Chief Financial Officer
Principal Financial and Accounting Officer